Exhibit 3.2

BYLAWS

OF

SERVICE CORPORATION INTERNATIONAL

(Effective as of May 6, 2026)

ARTICLE I

SHAREHOLDERS

    Section 1. Annual Meeting. The annual meeting of shareholders shall be held on the date and at the time designated by the Board of Directors for the purpose of electing directors. Any business may be transacted at an annual meeting, except as otherwise provided by law or by these bylaws. The Board of Directors may alter or postpone the time of holding the annual meeting of shareholders as they shall deem advisable.
    Section 2. Special Meeting. A special meeting of shareholders may be called at any time by the holders of at least ten percent (10%) of the outstanding stock entitled to be voted at such meeting, by the Board of Directors, by the Chair of the Board or by the Chief Executive Officer. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.
    Section 3. Place. The annual meeting of shareholders may be held at such place, if any, within or without the State of Texas designated by the Board of Directors. Special meetings of shareholders may be held at such place, if any, within or without the State of Texas designated by the Chair of the Board, if he or she shall call the meeting; by the Chief Executive Officer, if he or she shall call the meeting; or by the Board of Directors, if they shall call the meeting. Meetings of shareholders shall be held at the principal office of the corporation unless another place is designated for meetings in the manner provided herein. The Board of Directors may, in its discretion, determine that a meeting of shareholders may be held solely by means of remote communication, subject to compliance with the conditions imposed by the Texas Business Organizations Code.
    Section 4. Notice. Written or printed notice stating the place, if any, day and hour of each meeting of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting.
    Section 5. Quorum. The holders of a majority of the outstanding stock entitled to vote at a meeting of shareholders, and present thereat in person or by proxy, shall constitute a quorum. Once a quorum is constituted, the shareholders present or represented by proxy at any meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal therefrom of such number of shareholders as to leave less than a quorum. The Chair of the meeting or the holders of a majority of stock present at any meeting, though less than a quorum, may adjourn the meeting and any business may be transacted at the adjournment that could be transacted at the original meeting. No notice of adjournment, other than the announcement at the meeting, need be given.
    Section 6. Proxies. At all meetings of shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Such proxies shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law.
    Section 7. Votes Required for Action. Each outstanding share entitled to vote upon a matter submitted to a vote at a meeting of shareholders shall be entitled to one vote on such matter, unless otherwise provided in the restated articles of incorporation. Except as otherwise required by law, the restated articles of incorporation or these bylaws, the affirmative vote of the holders of the majority of the shares entitled to vote on, and who voted for or against the matter at a shareholders’ meeting of the corporation at which a quorum is present shall be the act of the shareholders.
    Section 8. Officers. The Chair of the Board shall preside at each meeting of shareholders, and in the absence of the Chair, the Chief Executive Officer shall preside. In the event that all of the foregoing officers shall be absent, some person appointed by the meeting shall preside. The Secretary shall keep records of each meeting of shareholders, and in the absence of the Secretary, his or her duties shall be performed by some person appointed by the meeting.
    Section 9. List of Shareholders. A complete list of shareholders entitled to vote at each shareholders’ meeting, arranged in alphabetical order, with the address of and number of shares held by each, shall be prepared by the Secretary and filed at the registered office of the corporation and subject to inspection by any shareholder during usual business hours for a period of ten (10) days prior to such meeting and shall be produced at such meeting and at all times during such meeting be subject to inspection by any shareholder.
    Section 10. Notice of Shareholder Business.
    (a)    Only such nominations shall be made and only such business other than nominations shall be conducted at shareholders’ meetings as shall have been brought before the meeting, (1) pursuant to the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise by or at the direction of the Board of Directors, (3) by any shareholder of the corporation that (i) is a shareholder of record at the time the notice provided for in this Section 10 is delivered to the Secretary of the corporation, on the record date for determination of shareholders entitled to vote at such meeting and at the time of the meeting, (ii) who is entitled to vote at such meeting, (iii) complies with the notice procedures set forth in this Section 10 and (iv) complies with all other requirements imposed by these bylaws (in the case of an annual meeting, beginning with the 2024 Annual Meeting of Shareholders, and in the case of a special meeting, provided that the Board of Directors has determined that one or more directors are to be elected at such meeting), or (4) with respect to an annual meeting only and beginning with the 2024 Annual Meeting of Shareholders, by an Eligible Shareholder (as defined in Article I, Section 11 of these bylaws) pursuant to and in accordance with Article I, Section 11 of these bylaws. For the avoidance of doubt, the foregoing clauses (3) and (4) shall be the exclusive means for a shareholder to bring nominations, and the foregoing clause (3) shall be the exclusive means for a shareholder to bring other business properly before a shareholders’ meeting (other than a proposal included in the corporation’s proxy statement pursuant to and in accordance with Rule 14a-8 under the Securities Exchange

Act of 1934, as amended (the “Exchange Act”)), and such shareholder must comply with the notice and other procedures set forth in this Section 10 or Article I, Section 11, as applicable, of these bylaws to bring such nominations or other business properly before a shareholders’ meeting.
    (b)    For nominations and other business to be properly brought before a shareholders’ meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation and, in the case of business other than nominations, such business must be a proper subject for shareholder action under applicable law. To be timely, a shareholder’s notice for nominations or other business to be considered at an annual meeting must be delivered to, or mailed and received at, the principal executive offices of the corporation not more than 120 days and not less than 100 days prior to the first anniversary of the previous year’s annual meeting; provided, however, that if no annual meeting of shareholders was held in the previous year or if the date of the annual meeting is more than thirty (30) days prior to, or more than sixty (60) days after, such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the close of business (as defined in Article I, Section 10(i) of these bylaws) on the tenth (10th) day following the day on which the date of such meeting has been first publicly disclosed. To be timely, a shareholder’s notice of the nomination of persons for election to the Board of Directors at a special shareholders’ meeting at which one or more directors is to be elected must be delivered to, or mailed and received at, the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the 100th day prior to the date of such special meeting, or, if the first public disclosure of the date of such special meeting is less than 110 days prior to the date of such special meeting, not later than the close of business on the tenth (10th) day following the day on which the date of such meeting and, if applicable, the nominees proposed by the Board of Directors to be elected at such meeting, has been first publicly disclosed. Notwithstanding anything in this Section 10 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public disclosure naming all the nominees for election or reelection to the Board of Directors or specifying the size of the increased Board of Directors made by the corporation at least ten (10) days prior to the deadline for nominations that would otherwise be applicable under this Section 10, a shareholder’s notice of nomination shall be timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed and received at, the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which public disclosure of such increase in the number of directors to be elected to the Board of Directors is first made by the corporation. In no event shall an adjournment, recess or postponement of a shareholders’ meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of timely notice as described above. The number of nominees a shareholder may nominate for election at an annual or special meeting (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at the meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such meeting. For the avoidance of doubt, a shareholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these bylaws.

    (c)    To be in proper written form, a shareholder’s notice to the Secretary shall set forth:
        (1)    as to each proposal of business other than nominations that the shareholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting, (iv) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) of the shareholder, the beneficial owner, if any, and any related person (as defined below) in such business, (v) a description of all agreements, arrangements and understandings between such shareholder, such beneficial owner and each of their respective related persons, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the business proposal by such shareholder, and (vi) any such further information as shall be reasonably requested by the corporation;
        (2)    as to each person whom the shareholder proposes to nominate for election or reelection to the Board of Directors, in addition to the matters set forth in Article I, Section 10(c)(3) of these bylaws: (i) the information required under Article I, Section 12 with respect to any nominee for election as a director within the time period specified therein, and (ii) a written statement, not to exceed 500 words, in support of such person;
        (3)    as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed and, if such shareholder or beneficial owner is an entity, as to each individual who is a director, executive officer, general partner or managing member of such entity or of any other entity that has or shares control of such entity (any such individual or entity, a “related person”):
            (i) the name and address of such shareholder, as they appear on the corporation’s books, and the name and address of such beneficial owner,
            (ii) the class or series and number of shares of capital stock of the corporation which are, directly or indirectly, owned of record and owned beneficially by such shareholder, such beneficial owner and any related person as of the date of the notice,
            (iii) a representation that the shareholder giving the notice is a holder of record of capital stock of the corporation entitled to vote at such meeting and will continue to be a shareholder of record entitled to vote at such meeting through the date of such meeting and that the shareholder (or a qualified representative of such shareholder) intends to appear at the meeting to make such nomination of propose such other business,
            (iv) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such shareholder, beneficial owner, if any, or related person,
            (v) a description (which description shall include, in addition to all other information, information identifying all parties thereto) of any agreement, arrangement or understanding (including, without limitation, any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement or short positions, profit interests, hedging or pledging transactions, voting rights, dividend rights, and/or borrowed or loaned shares), whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of capital stock of the corporation, that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder, beneficial owner, if any, or related person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the corporation’s capital stock or the share price of any class of the capital stock of any principal competitor of the corporation (as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended (the “Clayton Act”)) or maintain, increase or decrease the voting power of the shareholder, beneficial owner, if any, or related person with respect to securities of the corporation or of any principal competitor of the corporation,
            (vi) any equity interests in any principal competitor of the corporation (as defined for the purposes of Section 8 of the Clayton Act) held by or on behalf of such shareholder or beneficial owner, if any, or related person,
            (vii) any performance-related fees (other than an asset-based fee) that such shareholder, beneficial owner, if any, or related person is directly or indirectly entitled to based on any increase or decrease in the value of shares of the corporation or in any agreement, arrangement or understanding under clause (3)(v) of this Section 10(c),
            (viii) a representation as to whether the shareholder, beneficial owner, if any, related person or any other “participant” (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination or proposal of other business and, if so, whether or not such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation, and (A) in the case of a proposal of business other than nominations, whether such person or group intends to deliver, through means satisfying each of the conditions that would be applicable to the corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal, or (B) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least sixty-seven percent (67%) of the voting power of the corporation’s capital stock entitled to vote generally in the election of directors,
            (ix) a certification that each such shareholder, beneficial owner, if any, or related person has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the corporation and such person’s acts or omissions as a shareholder of the corporation,
            (x) the names and addresses of other shareholders (including beneficial owners) known by any such shareholder, such beneficial owner, if any, or related person to financially or otherwise materially support (it being understood, for example, that statement of an intent to vote for, or delivery of a revocable proxy to such proponent, does not require disclosure under this section, but solicitation of other shareholders by such supporting shareholder would require disclosure under this section) such nomination(s) or proposal(s), and to the extent known the class and number of all shares of the corporation’s capital stock owned beneficially or of record by, and any other information contemplated by clauses (ii), (v) and (vi) of this Section 10(c)(3) with respect to, such other shareholder(s) or other beneficial owner(s), and
            (xi) any other information relating to such shareholder, beneficial owner, if any, or related person that would be required to be disclosed in a proxy statement and form of proxy or other filing required to be made in connection with the solicitation of proxies for, as applicable, the business proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
    (d)    This Section 10 shall not apply to a proposal proposed to be made by a shareholder if the shareholder has notified the corporation of his, her or its intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act, and such proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such meeting.
    (e)    In addition, to be considered timely, a shareholder’s notice pursuant to this Section 10 shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the shareholders of record entitled to notice of the meeting (or any adjournment, recess, rescheduling or postponement thereof) and as of the date that is ten (10) days prior to the meeting (or any adjournment, recess, rescheduling or postponement thereof), and such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than (a) the later of (i) ten (10) days after the record date for determining the stockholders of record entitled to notice of the meeting (or any adjournment, recess, rescheduling or postponement thereof), or (ii) the first public disclosure of the date of notice of such record date in the case of the update and supplement required to be made as of the record date, and (b) not later than eight (8) days prior to the date for the meeting (or any adjournment, recess, rescheduling or postponement thereof) in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. The obligation to update and supplement as set forth in this paragraph (e) or any other Section of these bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or under any other provision of these bylaws or enable or be deemed to permit a shareholder who has previously submitted notice hereunder or under any other provision of these bylaws to amend or update any nomination or business proposal or to submit any new nomination or business proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the shareholders. In addition, if the shareholder giving the notice has delivered to the corporation a notice relating to the nomination of directors, the shareholder giving the notice shall deliver to the corporation no later than five (5) business days prior to the date of the meeting or, if practicable, any adjournment, recess, rescheduling or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, recessed, rescheduled, or postponed) reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act.

    (f)    Except as otherwise required by law and notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a shareholders’ meeting except in accordance with the procedures set forth in this Section 10 or, with respect to director nominations at annual meetings only, Article I, Section 11 of these bylaws. Notwithstanding the foregoing provisions of this Section 10 and any other provision of these bylaws, a shareholder (and any beneficial owner on whose behalf a nomination is made or other business is proposed, and, if such shareholder or beneficial owner is an entity, any related person) shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 10; provided, however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 10. Except as otherwise provided by law, the Chair of the meeting or any other person designated by the Board of Directors shall have the power to, if the facts warrant, determine and declare to the meeting that a nomination or any other business proposed to be brought before the meeting was not properly brought before the meeting or was not in accordance with the provisions of these bylaws (including that a shareholder or beneficial owner did not solicit (or is part of a group which did not solicit) proxies in compliance with such shareholder’s representation as required by (c)(3)(viii) of this Section 10 or did not comply with the requirements of Rule 14a-19 under the Exchange Act), and if he or she should so determine, he or she shall so declare to the meeting that such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that votes and proxies in respect of any such nomination or other business have been received by the corporation. In furtherance and not by way of limitation of the foregoing provisions of this Section 10, unless otherwise required by law, or otherwise determined by the Chair of the meeting or any other person designated by the Board of Directors, (A) if the shareholder does not provide the information required under Section 10(c) or Section 12 of this Article I to the corporation within the time frames specified in these bylaws or (B) if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the corporation to present a nomination or other business, any such nomination shall be disregarded or such other business shall not be transacted, notwithstanding that votes and proxies in respect of any such nomination or other business may have been received by the corporation.
    (g)    To be considered a qualified representative of a shareholder for purposes of these bylaws, a person must be a duly authorized officer, manager or partner of such shareholder or authorized by a writing executed by such shareholder (or a reliable reproduction of the writing) delivered to the corporation prior to the making of such nomination or proposal at such meeting (and in any event not fewer than five (5) business days before the meeting) stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders.
    (h)    Nothing in this Section 10 shall be deemed to affect any rights of (a) shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (b) the holders of any series of Preferred Stock to elect directors under specified circumstances. Subject to Rule 14a-8 under the Exchange Act and Article I, Section 12 of these bylaws, nothing in these bylaws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the corporation’s proxy statement any nomination of a director or directors or any other business proposal.
    (i)    For purposes of these bylaws,
        (1)    “publicly disclosed” or “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission;
        (2)    the “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the corporation on any calendar day, whether or not the day is a business day;
        (3)    shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing) (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (ii) the right to vote such shares, alone or in concert with others, and/or (iii) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares; and
        (4)    “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Exchange Act.

    (j)    Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.
    (k)    Notwithstanding anything to the contrary in this Section 10, to the extent that the shareholder of record giving the notice is acting solely at the direction of the beneficial owner and not also on its own behalf or in concert with a beneficial owner, and is not an affiliate, associate or related person of such beneficial owner, information otherwise required by clauses (ii), (v), (vi), (vii), (viii), (ix) and (x) of Article I, Section 10(c)(3) shall not be required of or with respect to such shareholder of record.
    Section 11. Proxy Access for Director Nominations.
    (a)    Eligibility. Subject to the terms and conditions of these bylaws, in connection with an annual meeting of shareholders at which directors are to be elected, the corporation: (1) shall include in its proxy statement and on its form of proxy the names of, and (2) shall include in its proxy statement the Additional Information (as defined below) relating to, a number of nominees specified pursuant to Article I, Section 11(b)(1) of these bylaws (the “Authorized Number”) for election to the Board of Directors submitted pursuant to this Section 11 (each, a “Shareholder Nominee”), if (i) the Shareholder Nominee satisfies the eligibility requirements in this Section 11, (ii) the Shareholder Nominee is identified in a timely notice (the “Shareholder Notice”) that satisfies this Section 11 and is delivered by a shareholder that qualifies as, or is acting on behalf of, an Eligible Shareholder (as defined below), (iii) the Eligible Shareholder satisfies the requirements in this Section 11 and expressly elects at the time of the delivery of the Shareholder Notice to have the Shareholder Nominee included in the corporation’s proxy materials, and (iv) the additional requirements of these bylaws are met.
    (b)    Definitions.
        (1)    The maximum number of Shareholder Nominees appearing in the corporation’s proxy materials with respect to an annual meeting of shareholders (the “Authorized Number”) shall not exceed the greater of two (2) or twenty percent (20%) of the number of directors in office as of the last day on which a Shareholder Notice may be delivered pursuant to this Section 11 with respect to the annual meeting, or, if such amount is not a whole number, the closest whole number (rounding down) below twenty percent (20%); provided that the Authorized Number shall be reduced: (i) by any Shareholder Nominee whose name was submitted for inclusion in the corporation’s proxy materials pursuant to this Section 11 but either is subsequently withdrawn or that the Board of Directors decides to nominate as a Board nominee; (ii) by any directors in office or director nominees that, in either case, shall be included in the corporation’s proxy materials with respect to the annual meeting as an unopposed (by the corporation) nominee pursuant to an agreement, arrangement or other understanding between the corporation and a shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by the shareholder or group of shareholders, from the corporation); (iii) by any directors serving on the Board of Directors who were previously elected to the Board of Directors as Shareholder Nominees at any of the preceding two (2) annual meetings and who are nominated for election at the annual meeting by the Board of Directors as a Board nominee; and (iv) by any Shareholder Nominee who is not included in the corporation’s proxy materials or is not submitted for election as a director for any reason, in accordance with the last sentence of Article I, Section 11(d)(2) of these bylaws. In the event that one or more vacancies for any reason occurs after the date of the Shareholder Notice but before the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Authorized Number shall be calculated based on the number of directors in office as so reduced.
        (2)    To qualify as an “Eligible Shareholder,” a shareholder or a group as described in this Section 11 must: (i) Own and have Owned (as defined below), continuously for at least three (3) years as of the date of the Shareholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of shares of capital stock of the corporation that are entitled to vote generally in the election of directors) that represents at least three percent (3%) of the outstanding shares of capital stock of the corporation that are entitled to vote generally in the election of directors as of the date of the Shareholder Notice (the “Required Shares”), and (ii) thereafter continue to Own the Required Shares at all times through such annual meeting of shareholders.
        For purposes of satisfying the ownership requirements of this Section 11(b)(2), a group of not more than twenty (20) shareholders and/or beneficial owners may aggregate the number of shares of capital stock of the corporation that are entitled to vote generally in the election of directors that each group member has individually Owned continuously for at least three (3) years as of the date of the Shareholder Notice if all other requirements and obligations for an Eligible Shareholder set forth in this Section 11 are satisfied by and as to each shareholder or beneficial owner comprising the group whose shares are aggregated. No shares may be attributed to more than one Eligible Shareholder, and no shareholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one (1) Eligible Shareholder under this Section 11. A group of any two (2) or more funds shall be treated as only one (1) shareholder or beneficial owner for this purpose if such funds are (A) under common management and investment control, (B) under common management and funded primarily by a single employer, or (C) part of a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940.
        (3)    For purposes of this Section 11:
            (i) A shareholder or beneficial owner is deemed to “Own” only those outstanding shares of capital stock of the corporation that are entitled to vote generally in the election of directors as to which the person possesses (A) the full voting rights pertaining to the shares; (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; and (C) the full power to dispose of or direct the disposition of such shares, except that the number of shares calculated in accordance with clauses (A), (B) and (C) shall not include (and to the extent that any of the following arrangements have been entered into by affiliates of such shareholder or beneficial owner, shall be reduced by) any shares (a) sold by such person in any transaction that has not been settled or closed, including any short sale, (b) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell, or (c) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of capital stock of the corporation that are entitled to vote generally in the election of directors, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of the shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by the person. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a shareholder or beneficial owner, have correlative meanings. For purposes of clauses (a) through (c), the term “person” includes its affiliates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act).
            (ii) A shareholder or beneficial owner “Owns” shares held in the name of a nominee or other intermediary so long as the person retains (A) the full voting rights pertaining to the shares; (B) the full economic interest in the shares; and (C) the full power to dispose of or direct the disposition of such shares. The person’s Ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the shareholder.
            (iii) A shareholder’s or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned the shares if the person has the power to recall the loaned shares on not more than five (5) business days’ notice and (A) the person recalls the loaned shares within five (5) business days of being notified that its Shareholder Nominee shall be included in the corporation’s proxy materials for the relevant annual meeting, and (B) the person holds the recalled shares through the annual meeting.

        (4)    For purposes of this Section 11, the “Additional Information” referred to in Article I, Section 11(a)(2) of these bylaws that the corporation will include in its proxy statement is: (i) the information set forth in the Schedule 14N provided with the Shareholder Notice concerning each Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder, and (ii) if the Eligible Shareholder so elects, a written statement of the Eligible Shareholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of its Shareholder Nominee(s), which must be provided at the same time as the Shareholder Notice for inclusion in the corporation’s proxy statement for the annual meeting (the “Statement”).
        Notwithstanding anything to the contrary contained in this Section 11, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 11 shall limit the corporation’s ability to solicit against, and include in its proxy materials its own statements or other information relating to any Eligible Shareholder or Shareholder Nominee.
    (c)    Shareholder Notice and Other Informational Requirements.
        (1)    The Shareholder Notice shall set forth:
            (i) all information required under Article I, Section 10(c)(3) of these bylaws (and for such purposes, references in Article I, Section 10(c) of these bylaws to the “shareholder” (who gives the notice provided for therein) and “beneficial owner” shall be deemed to refer to the “Eligible Shareholder” on whose behalf the Shareholder Notice is delivered);
            (ii) a copy of the Schedule 14N that has been or concurrently is filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Exchange Act;
            (iii) a written statement of the Eligible Shareholder (and in the case of a group, the written statement of each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC: (A) setting forth and certifying to the number of shares of capital stock of the corporation that are entitled to vote generally in the election of directors the Eligible Shareholder Owns and has Owned (as defined in Article I, Section 11(b)(3) above) continuously for at least three (3) years as of the date of the Shareholder Notice, (B) agreeing to continue to Own such shares through the annual meeting, and (C) regarding whether or not it intends to maintain Ownership of the Required Shares for at least one (1) year following the annual meeting;
            (iv) the written agreement of the Eligible Shareholder (and in the case of a group, the written agreement of each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder) addressed to the corporation, setting forth the following additional agreements, representations, and warranties: (A) it shall provide (1) within five (5) business days after the date of the Shareholder Notice, one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three (3)-year holding period, specifying the number of shares that the Eligible Shareholder Owns, and has Owned continuously in compliance with this Section 11, (2) within five (5) business days after the record date for the annual meeting an updated or supplemental notice so that the information provided or required to be provided pursuant to clause (c)(1) of this Section 11 shall be true and correct as of the record date for the meeting, and (3) immediate notice to the corporation if the Eligible Shareholder ceases to own any of the Required Shares prior to the annual meeting; (B) it (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have this intent, (2) has not nominated and shall not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 11, (3) has not engaged and shall not engage in, and has not been and shall not be a “participant” (as defined in Item 4 of Exchange Act Schedule 14A) in a “solicitation” within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or any nominee(s) of the Board of Directors, and (4) shall not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the corporation; and (C) it will (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the corporation or out of the information that the Eligible Shareholder provided to the corporation, (2) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of the nomination or solicitation process pursuant to this Section 11, (3)

comply with all laws, rules, regulations and listing standards applicable to its nomination or any solicitation in connection with the annual meeting, (4) file with the SEC any solicitation or other communication by or on behalf of the Eligible Shareholder relating to the corporation’s annual meeting of shareholders, one or more of the corporation’s directors or director nominees or any Shareholder Nominee, regardless of whether the filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for the materials under Exchange Act Regulation 14A, and (5) at the request of the corporation, promptly, but in any event within five (5) business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the corporation such additional information as reasonably requested by the corporation; and
            (v) in the case of a nomination by a group that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination, and the written agreement, representation, and warranty of the Eligible Shareholder that it shall provide, within five (5) business days after the date of the Shareholder Notice, documentation reasonably satisfactory to the corporation demonstrating that the number of shareholders and/or beneficial owners within such group does not exceed twenty (20), including whether a group of funds qualifies as one (1) shareholder or beneficial owner within the meaning of Article I, Section 11(b)(2) of these bylaws.
        (2)    Within the time period for delivery of the Shareholder Notice, the Eligible Shareholder shall deliver to the Secretary at the principal executive offices of the corporation the information as to each Shareholder Nominee required to be submitted by nominees under

Article I, Section 12 of these bylaws with respect to any nominee for election as a director, which information shall be deemed part of the Shareholder Notice. The corporation may request such additional information as necessary to permit the Board of Directors to determine if each Shareholder Nominee satisfies the requirements of this Section 11.
        (3)    To be timely, a Shareholder Notice must be delivered to, or mailed and received at, the principal executive offices of the corporation within the time periods applicable to shareholder notices of nominations and other business pursuant to Article I, Section 10(b) of these bylaws. In no event shall an adjournment, recess or postponement of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of the Shareholder Notice as described above.
        (4)    In the event that any information or communication provided by the Eligible Shareholder or any Shareholder Nominee to the corporation or its shareholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the corporation’s right to omit a Shareholder Nominee from its proxy materials as provided in this Section 11.
        All information provided pursuant to this Section 11(c) shall be deemed part of the Shareholder Notice for purposes of this Section 11(c).

    (d)    Proxy Access Procedures.
        (1)    Notwithstanding anything to the contrary contained in this Article I, Section 11, the corporation may omit from its proxy materials any Shareholder Nominee, and such nomination and any proxies or votes in respect of any such nomination shall be disregarded and no vote on such Shareholder Nominee shall occur, notwithstanding that the proxy statement has already been filed or proxies or votes in respect of any such nomination may have been received by the corporation, if: (i) the Eligible Shareholder or Shareholder Nominee breaches any of its agreements, representations or warranties set forth in the Shareholder Notice or otherwise submitted pursuant to this Section 11, any of the information in the Shareholder Notice or otherwise submitted pursuant to this Section 11 was not, when provided, true, correct and complete, or the Eligible Shareholder or applicable Shareholder Nominee otherwise fails to comply with its obligations pursuant to these bylaws, including, but not limited to, its obligations under this Section 11; (ii) the Shareholder Nominee (A) is not independent under any applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors, (B) is or has been, within the past three (3) years, an officer or director of a competitor, as defined for the purposes of Section 8 of the Clayton Act, (C) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten (10) years, or (D) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; (iii) the corporation receives a notice (whether or not subsequently withdrawn) that a shareholder intends to nominate any candidate for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees for director in Article I, Section 10; (iv) the election of the Shareholder Nominee to the Board of Directors would cause the corporation to violate the restated articles of incorporation, these bylaws, or any applicable law, rule, regulation or listing standard; or (v) the Eligible Shareholder ceases to be an Eligible Shareholder for any reason, including, but not limited to, not Owning the Required Shares through the date of the applicable annual meeting of shareholders.
        (2)    An Eligible Shareholder submitting more than one (1) Shareholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 11 shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the corporation’s proxy materials and include such assigned rank in its Shareholder Notice submitted to the corporation. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 11 exceeds the Authorized Number, the Shareholder Nominees to be included in the corporation’s proxy materials shall be determined in accordance with the following provisions: one Shareholder Nominee who satisfies the eligibility requirements in this Section 11 shall be selected from each Eligible Shareholder for inclusion in the corporation’s proxy materials until the Authorized Number is reached, going in order of the amount (largest to smallest) of shares of the corporation each Eligible Shareholder disclosed as Owned in its Shareholder Notice submitted to the corporation and going in the order of the rank (highest to lowest) assigned to each Shareholder Nominee by such Eligible Shareholder. If the Authorized Number is not reached after one Shareholder Nominee who satisfies the eligibility requirements in this

Section 11 has been selected from each Eligible Shareholder, this selection process shall continue as many times as necessary, following the same order each time, until the Authorized Number is reached. Following such determination, if any Shareholder Nominee who satisfies the eligibility requirements in this Section 11 thereafter is nominated by the Board of Directors, thereafter is not included in the corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Shareholder’s or Shareholder Nominee’s failure to comply with this Section 11), no other nominee or nominees shall be included in the corporation’s proxy materials or otherwise submitted for election as a director at the applicable annual meeting in substitution for such Shareholder Nominee.
        (3)    Any Shareholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of shareholders but either: (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Shareholder Notice); or (ii) does not receive a number of votes cast in favor of his or her election that is at least equal to twenty-five percent (25%) of the shares present in person or represented by proxy and entitled to vote in the election of directors, shall be ineligible to be a Shareholder Nominee pursuant to this Section 11 for the next two (2) annual meetings.
        (4)    Notwithstanding the foregoing provisions of this Section 11, unless otherwise required by law or otherwise determined by the Chair of the meeting or the Board of Directors, if the shareholder delivering the Shareholder Notice (or a qualified representative of the shareholder, as defined in Article I, Section 10(g) of these bylaws) does not appear at the annual meeting of shareholders of the corporation to present its Shareholder Nominee or Shareholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that votes and proxies in respect of the election of the Shareholder Nominee or Shareholder Nominees may have been received by the corporation. Without limiting the Board of Directors’ power and authority to interpret any other provisions of these bylaws, the Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 11 and to make any and all determinations necessary or advisable to apply this Section 11 to any persons, facts or circumstances, in each case acting in good faith. Except for a nomination made in accordance with Article I, Section 10 of these bylaws, this Section 11 shall be the exclusive method for shareholders to include nominees for director election in the corporation’s proxy materials.
    Section 12. Information Regarding Director Nominees.
    (a)    As to each person whom a shareholder proposes to nominate for election or reelection as a director of the corporation pursuant to Section 10 or 11 of this Article I, the shareholder must deliver to the Secretary at the principal executive offices of the corporation the following information:
        (1)    the name, age, business and residence address of such person, the principal occupation or employment of such person (present and for the past five (5) years), all information relating to such person that is required to be disclosed in the solicitation of proxies for election of directors in an election contest, or is otherwise required in each case pursuant to Regulation 14A under the Exchange Act, and a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all biographical and related party transaction and other information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;
        (2)    a written representation and agreement, which shall be signed by the person proposed to be nominated and pursuant to which such person shall represent and agree that such person: (i) consents to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected and to serving as a director if elected, and currently intends to serve as a director for the full term for which such person is standing for election; (ii) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (A) as to how the person, if elected as a director, will act or vote on any issue or question, except as disclosed in such representation and agreement or (B) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (iii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee except as disclosed in such representation and agreement; and (iv) would be in compliance, if elected as a director, and will comply with, all of the corporation’s corporate governance policies and guidelines related to conflict of interest, confidentiality, stock ownership and trading policies and guidelines, and any other policies and guidelines applicable to directors (which will be promptly provided following a request therefor);
        (3)    a fully completed and signed questionnaire with respect to the background and qualifications of such person and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made, in the same form required of the corporation’s director nominees (which form will be promptly provided following a request therefor); and
        (4)    a representation that such person will provide to the corporation such other information as the corporation may reasonably request, including such information reasonably necessary for the corporation to determine whether a nominee will satisfy any qualifications or requirements imposed by the restated articles of incorporation or these bylaws, any law, rule, regulation or listing standard that may be applicable to the corporation, any publicly disclosed corporate governance guideline or committee charter of the corporation, or relevant to a determination whether such person can be considered an “independent director” or “audit committee financial expert.”
    (b)    The written and signed representations and agreements and fully completed and signed questionnaires described in Article I, Section 12(a)(1) and (2) above shall be provided to the corporation at the time specified pursuant to Article I, Section 10 or Article I, Section 11 of these bylaws, and the additional information described in Article I, Section 12(a)(3) above shall be provided to the corporation promptly upon request by the corporation, but in any event within five (5) business days after such request. All information provided pursuant to this Section 12 shall be deemed part of the shareholder’s notice submitted pursuant to Article I, Section 10 of these bylaws or a Shareholder Notice submitted pursuant to Article I, Section 11 of these bylaws, as applicable.
    (c)    Notwithstanding the foregoing, if any information or communication submitted pursuant to this Section 12 is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any designated committee thereof)) such information shall be deemed not to have been provided in accordance with this Section 12. Any shareholder providing information pursuant to this Section 12 shall promptly notify the Secretary of the corporation in writing at the principal executive office of the corporation of any inaccuracy or change in any previously provided information within two (2) business days after becoming aware of such inaccuracy or change. Upon written request of the Secretary, such shareholder shall provide, within seven (7) business days after delivery of such request (or such longer period as may be specified in such request), (i) written verification, reasonably satisfactory to the corporation, to demonstrate the accuracy of any information submitted, and (ii) a written affirmation of any information submitted as of an earlier date. If the shareholder giving notice of an intent to nominate a candidate for election fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 12.

    Section 13. Derivative Proceedings. No shareholder or group of shareholders may institute or maintain a derivative proceeding brought on behalf of the corporation against any director and/or officer of the corporation in his or her official capacity, unless the shareholder or group of shareholders (as defined in Section 21.551(2) of the Texas Business Organizations Code), at the time the derivative proceeding is instituted, beneficially owns a number of shares of common stock sufficient to meet an ownership threshold of at least three (3) percent of the outstanding shares of the corporation.

    ARTICLE II
    BOARD OF DIRECTORS

    Section 1. Number and Term of Office. The business and property of the corporation shall be managed and controlled by the Board of Directors, and subject to restrictions imposed by law, by the restated articles of incorporation, or by these bylaws, the Board of Directors may exercise all the powers of the corporation.
    (a)    Number. The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) directors, as so determined from time to time by resolution of the Board of Directors. Within the above limits, the number of directors may be increased or decreased (provided that such decrease does not shorten the term of any incumbent director) from time to time by resolution of the Board of Directors. Directors need not be shareholders nor residents of the State of Texas.
    (b)    Election and Terms. Except as may otherwise be provided pursuant to the provisions established by the Board of Directors with respect to any series of Preferred Stock pursuant to Article Four of the restated articles of incorporation of the corporation, at each Annual Meeting of Shareholders, all directors shall be elected to hold office for a term expiring at the next succeeding Annual Meeting of Shareholders and until their successors have been elected and qualified.
    (c)    Vacancies and Increases of Directors. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled in any manner permitted by the Texas Business Organizations Code. A person so elected to fill a newly created directorship shall hold office for a term expiring at the next succeeding Annual Meeting of Shareholders and until their successors have been elected and qualified.
    (d)    Procedure for Election of Directors; Required Vote. Subject to the rights of the holders of any series of Preferred Stock entitled to elect directors under specified circumstances, a majority of the votes cast at any meeting for the election of directors shall elect directors. For the purposes of this Section 1, a majority of votes cast shall mean that the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election. Votes cast shall exclude abstentions and broker non-votes with respect to that nominee’s election.
    Section 2. Meeting of Directors. Meetings of the Board of Directors may be held either within or without the State of Texas, at whatever place is specified in the meeting notice. Meetings of the Board of Directors may also be held by means of conference telephone or similar communications equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination thereof, by means of which all persons participating in the meeting can communicate with each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a director participates in a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. In the absence of specific designation specified in the meeting notice, the meetings shall be held at the principal office of the Company.

    Section 3. First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the shareholders, and no notice of such meeting shall be necessary.
    Section 4. Election of Officers. The Board of Directors, at its first quarterly meeting of each year or such other time as may be determined by the Board of Directors, shall elect the officers of the corporation. The Board of Directors may elect such officers, including assistant officers and agents, as required by these bylaws and such other officers as may be deemed necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by these bylaws and the Board of Directors.
    Section 5. Regular Meeting. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated, from time to time, by resolution of the Board of Directors. Notice of such regular meetings shall not be required.
    Section 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chair of the Board, the Lead Director of the Board, the Chief Executive Officer or a majority of the directors.
    Section 7. Notice. The Secretary shall give notice of each special meeting in person, or by mail, facsimile, or electronic transmission at least two (2) days before the meeting to each director delivered to the last known address of the director. Oral notice may be substituted for such written notice if received not later than the day preceding such meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except as otherwise required by law, the restated articles of incorporation or these bylaws.
    At any meeting at which every director shall be present, even though without any notice, any business may be transacted.
    Section 8. Quorum. A majority of the directors fixed by these bylaws shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the restated articles of incorporation or by these bylaws.
    Section 9. Order of Business. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board may determine.
    At all meetings of the Board of Directors, the (1) Chair of the Board shall preside, and in the absence of the Chair, the (2) Lead Director of the Board shall preside, and in the absence of the Lead Director, the (3) Chief Executive Officer shall preside, and in the absence of the Chief Executive Officer, the (4) chair of the Nominating and Corporate Governance Committee shall preside. In the event that all of the foregoing persons shall be absent, a chair shall be chosen by the Board from among the directors present.

    The Secretary of the corporation shall act as secretary of the meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any person to act as secretary of the meeting.
    Section 10. Compensation. Directors and members of any committee of the Board of Directors shall be entitled to such reasonable compensation for their services as directors and members of any such committee as shall be fixed from time to time by resolution of the Board of Directors, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending such meetings. The compensation of directors may be on such basis as is determined in the resolution of the Board of Directors. Any director receiving compensation under these provisions shall not be barred from serving the corporation in any other capacity and receiving reasonable compensation for such other services.
    Section 11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
    Section 12. Executive Committee and other Committees.
    (a)    Designation of Executive Committee. The Board of Directors, by resolution adopted by a majority of the entire number of directors, from time to time may designate two or more directors to constitute an Executive Committee. The designation of such Executive Committee, and the delegation of authority thereto, shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him or her by law. No member of the Executive Committee shall continue to be a member thereof after he or she ceases to be a director of the corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of the Executive Committee, to fill vacancies thereon, to change any member thereof, and to change the function or terminate the existence thereof.
    (b)    Powers of the Executive Committee. During intervals between meetings of the Board of Directors, and subject to such limitations as may be imposed by resolutions of the Board of Directors, the Executive Committee shall have any and may exercise all of the powers and authority of the Board of Directors, including, but without limitation, the power to authorize the corporate seal to be affixed to any instruments executed on behalf of the corporation, and the power to authorize the issuance of shares of the corporation's capital stock, except that no such committee shall have the authority of the Board of Directors in reference to amending the restated articles of incorporation, approving a plan of merger or consolidation, recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business. Furthermore, in such circumstances, the Executive Committee may not recommend to shareholders a voluntary dissolution of the corporation or a revocation thereof, amend, alter, or repeal the bylaws of the corporation, or adopt new bylaws for the corporation, fill vacancies in or remove members of the Board of Directors or any such committee, elect or remove officers or members of any such committee, fix the compensation of any member of such committee, or alter or repeal any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable. All minutes of the meetings of the Executive Committee shall be submitted to the next succeeding meeting of the Board of Directors; but failure to submit the same or to receive the approval thereof shall not invalidate any completed or incomplete action taken by the corporation upon authorization by the Executive Committee prior to the time at which the same has been, or was, submitted to the Board of Directors.
    (c)    Procedure; Meetings; Quorum. Unless designated by the Board of Directors, the chair of the Executive Committee shall be chosen by the Executive Committee, and the Secretary of the corporation, if present, shall act as Secretary of the meetings. In the absence of either, the Executive Committee shall appoint a chair or secretary, as the case may be, of the meeting. The Executive Committee shall keep a record of its acts and proceedings. The Executive Committee shall fix its own rules of procedure (which need not be written) and shall meet from time to time on call of the Chair of the Board, the Chief Executive Officer or any two or more members of the Executive Committee. Notice of each such meeting, stating the place, day and hour thereof, shall be sent by mail, facsimile, electronic transmission or telephoned to each member's business or residential address at least twenty-four (24) hours before the meeting, but need not state the purpose of the meeting. Meetings may be held at any place within or without the State of Texas, specified in the notice of such meeting. Notice of any meeting may be waived in writing, signed by the member or members entitled to such notice, whether before or after the time stated therein, and shall be equivalent to the giving of such notice. Attendance of any members at a meeting shall constitute a waiver of notice of such meeting. A majority of the Executive

Committee shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a Committee, and the individual members shall have no power as such, but the Executive Committee may vote the members of the Executive Committee a reasonable fee as compensation and also provide for reimbursement of expenses for attendance at meetings of such Committee.
    (d)    Other Committees. The Board of Directors may by resolution provide for such other standing or special committees as it from time to time deems desirable, and discontinue the same at its pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors. If provision be made for any such committee, the members thereof shall be appointed by the Board of Directors and shall serve at the pleasure of the Board. Vacancies in such committees shall be filled by the Board of Directors.
    Section 13. Action Without A Meeting.
    (a)    Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State.
    (b)     Telephonic Meetings. Members of the Board of Directors, or members of any committee designated by such Board, may participate in and hold a meeting of such Board or committee by means of conference telephone or similar communications equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination thereof by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 13(b) shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE III
    OFFICERS

    Section 1. Number, Titles and Term of Office. The officers of the corporation shall be a Chair of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (including one or more Executive Vice Presidents and one or more Senior Vice Presidents if deemed appropriate by the Board of Directors), a Secretary, a Treasurer and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. One person may hold more than one office, except that the President shall not hold the office of Secretary. None of the officers need be a director.
    Section 2. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
    Section 3. Vacancies. A vacancy in the office of any officer may be filled by vote of a majority of the directors for the unexpired portion of the term.
    Section 4. Powers and Duties of the Chair of the Board. The Chair of the Board shall preside at all meetings of the Board of Directors and shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him or her by the Board of Directors.
    Section 5. Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall be the primary executive officer of the corporation and, subject to the Board of Directors and the Chair of the Board, he or she shall have general executive charge, management and control of the properties and operations of the corporation in the ordinary course of its business with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities; in the absence of the Chair of the Board and the Lead Director of the Board, he or she may preside at all meetings of the Board of Directors; he or she may agree upon and execute all bonds, contracts and all other obligations in the name of the corporation; and he or she may sign all certificates for shares of capital stock of the corporation.
    Section 6. Powers and Duties of the President. The President shall be the chief administrative officer of the corporation and, subject to the Board of Directors, the Chair of the Board and the Chief Executive Officer, he or she shall have general administrative charge, management and control of the properties and operations of the corporation in the ordinary course of its business with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities; he or she may agree upon and execute all bonds, contracts and all other obligations in the name of the corporation; and he or she may sign all certificates for shares of capital stock of the corporation.
    Section 7. Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him or her by the Board of Directors and shall exercise the powers of the President during that officer's absence or inability to act. Any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.
    Section 8. Treasurer. The Treasurer shall have custody of all the funds and securities of the corporation which come into his or her hands. When necessary or proper, for collection he or she may, on behalf of the corporation, endorse checks, notes and other obligations and shall deposit the same to the credit of the corporation in such bank or banks or depositories as shall be designated in the manner prescribed by the Board of Directors, and he or she may sign all receipts and vouchers for payments made to the corporation, either alone or jointly with such other officer as is designated by the Board of Directors. Whenever required by the Board of Directors, he or she shall render a statement of his or her cash account; he or she shall enter or cause to be entered regularly in the books of the corporation to be kept by him or her for the purpose full and accurate accounts of all moneys received and paid out on account of the corporation; he or she shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors; and he or she shall, if required by the Board of Directors, give such bond for the faithful discharge of his or her duties in such form as the Board of Directors may require.
    Section 9. Assistant Treasurer. Each Assistant Treasurer shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as may be assigned to him or her by the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer's absence or inability to act.
    Section 10. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and committees thereof and the minutes of all meetings of the shareholders, in books provided for that purpose. He or she shall attend to the giving and serving of all notices; he or she shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it (when so affixed, such seal shall be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary); he or she shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the corporation during business hours; and he or she shall in general perform all duties incident to the office of Secretary, subject to the control of the Board of Directors.
    Section 11. Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as may be assigned to him or her by the Board of Directors or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability to act.

ARTICLE IV
    INDEMNIFICATION

    Section 1. Indemnification by the Corporation. Each director and officer of the corporation and any person who may have served at the request of the corporation as a director or officer of another corporation in which it owns shares or of which it is a creditor shall be indemnified by the corporation against any costs and expenses, including counsel fees, actually and necessarily incurred in connection with the defense of any civil, criminal, administrative, or other claim, action, suit, or proceeding, whether by or in the right of the corporation or otherwise, in which he or she may become involved or with which he or she may be threatened by reason of his or her being or having been a director or officer of the corporation or by reason of his or her serving or having served at the request of the corporation as a director or officer of another corporation as aforesaid, provided that, in connection with such matter, the said director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. Costs and expenses indemnified shall include payments in settlement or in satisfaction of any judgment, fine or penalty.
    The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or equivalent shall not, of itself, create a presumption that the director, officer, or representative did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that he or she had reasonable cause to believe his or her conduct was unlawful.
    Section 2. Procedure. A determination of whether or not indemnification is proper under this Article IV shall be made (a) by a majority vote of the directors who at the time of the vote are not named defendants or respondents in the proceeding, regardless of whether the directors not named defendants or respondents constitute a quorum; (b) by a majority vote of a committee of the Board of Directors, if: (i) the committee is designated by a majority vote of the directors who at the time of the vote are not named defendants or respondents in the proceeding, regardless of whether the directors not named defendants or respondents constitute a quorum; and (ii) the committee consists solely of one or more of the directors not named as defendants or respondents in the proceeding; (c) by special legal counsel selected by the Board of Directors or a committee thereof by a vote as set forth in subsection (a) or (b) of this Section 2, or if a vote as set forth in subsection (a) or (b) cannot be obtained, then by special legal counsel selected by the Board of Directors; or (d) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.
    Section 3. Scope of Indemnification. It is specifically intended to provide indemnification with regard to acts or omissions on the part of directors or officers which may be or are adjudged to constitute negligence, misrepresentations, slander, libel, misconduct, or other breach of duty, but only to the extent that such indemnification may be provided for under law, and only upon a determination under Section 2 of this Article IV that such conduct was in good faith and reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, that there was not reasonable cause for belief that the conduct was unlawful.
    Section 4. Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation itself would have the power to indemnify him or her against such liability under law.
    Section 5. Expenses. To the extent permitted by law, expenses incurred in connection with a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 2 of this Article IV, upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the applicable standard of conduct set forth in this Article IV and a written undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this Article IV.
    Section 6. Severability. Should any of the indemnification rights provided for herein be declared invalid, such declaration shall not invalidate the indemnification provisions generally, and such of the indemnification rights provided for herein as are permissible under law shall remain effective.

    Section 7. Additional Indemnification. In furtherance of the provisions of this Article IV, it is the intent of the corporation that it indemnify any person entitled to indemnification under this Article IV, the Texas Business Organizations Code or other applicable law to the fullest extent that the corporation is permitted to grant indemnification to such person under the Texas Business Organizations Code or other applicable law, as the same exists or may hereafter be amended. The indemnification provided by this Article IV shall be in addition to, and should not be deemed exclusive of, any other rights to which any person seeking indemnification may be entitled under any law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
    Section 8. Employee Benefit Plans.
    (a)    In addition, and not in lieu of, any indemnity provided under the preceding sections of this Article IV, the corporation shall indemnify each director, officer or employee and each former director, officer or employee of the corporation against any costs and expenses, including counsel fees, actually and necessarily incurred in connection with the defense of any civil, criminal, administrative or other claim, action, suit or proceeding, whether by or in the right of the corporation or otherwise, in which he or she may become involved or with which he or she may be threatened with regard to any error or omission or breach of duty committed or alleged to have been committed in the discharge of his or her fiduciary duties, obligations or responsibilities with respect to any employee pension, deferred compensation, welfare benefit or other benefit plan, including specifically, but without limitation, plans covered under the Employee Retirement Income Security Act of 1974 (which plans are herein collectively called "employee benefit plan"), of the corporation or any other corporation in which it owns shares of capital stock, or of which it is a creditor (which entities are herein collectively called the "Company") provided, that in connection with such matter, the said director, officer or employee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
    The corporation shall be deemed to have requested a director, officer or employee of the corporation to serve an employee benefit plan where the performance by such person of his or her duties to the Company also imposes duties on or otherwise involves services by such person to such employee benefit plan or participants or beneficiaries thereof; excise taxes or taxes assessed on a person with respect to an employee benefit plan pursuant to said Act of Congress or the Internal Revenue Code of 1986 shall be deemed “fines”; and action taken or omitted by such a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the employee benefit plan shall be deemed to be for a purpose which is not opposed to the best interest of the Company.
    Costs and expenses indemnified shall include payments in settlements or in satisfaction of any judgment, fine, penalty, excise tax or tax. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the director, officer, or employee did not act in good faith.
    (b)    Any indemnification provided for herein, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he or she had met the applicable standard of conduct set forth in Section 8(a) hereof. Such determination shall be made (a) by a majority vote of the directors who at the time of the vote are not named defendants or respondents in the proceeding, regardless of whether the directors not named defendants or respondents constitute a quorum; (b) by a majority vote of a committee of the Board of Directors, if: (i) the committee is designated by a majority vote of the directors who at the time of the vote are not named defendants or respondents in the proceeding, regardless of whether the directors not named defendants or respondents constitute a quorum; and (ii) the committee consists solely of one or more of the directors not named as defendants or respondents in the proceeding; (c) by special legal counsel selected by the Board of Directors or a committee thereof by a vote as set forth in subsection (a) or (b) of this Section 8(b), or if a vote as set forth in subsection (a) or (b) cannot be obtained, then by special legal counsel selected by the Board of Directors; or (d) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.
    (c)    It is specifically intended to provide indemnification with regard to acts or omissions on the part of directors, officers or employees which may be or are adjudged to constitute negligence, misrepresentations, slander, libel, misconduct, or other breach of duty, but only to the extent that such indemnification may be provided for under law, and only upon a determination under Section 8(b) hereof that such conduct was in good faith.
    (d)    The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (and "other enterprise" shall in this Section 8 be deemed to include an employee benefit plan), against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation itself would have the power to indemnify him or her against such liability under law.
    (e)    To the extent permitted by law, expenses incurred in connection with a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 8(b) of this Article IV, upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the applicable standard of conduct set forth in this Article IV and a written undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this Article IV.
    (f)    Should any of the indemnification rights provided for herein be declared invalid, such declaration shall not invalidate the indemnification provisions generally, and such of the indemnification rights provided for herein as are permissible under law shall remain effective.

    (g)    The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any director, officer, employee or representative may be entitled under any other bylaw, agreement, or vote of shareholders or disinterested directors, as a matter of law or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office or performing such of his or her duties and shall continue as to a person who has ceased to be a director, officer, employee or representative and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE V
    CAPITAL STOCK

    Section 1. Certificates of Shares. The shares of the capital stock of the corporation may be certificated or uncertificated, as provided under Texas law, and shall be entered in the books of the corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the corporation owned by the shareholder. The certificates shall be signed by the Chief Executive Officer, President or a Vice President, and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer and may be sealed with the seal of this corporation or a facsimile thereof. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the corporation itself or an employee of the corporation, the signatures of any such Chief Executive Officer, President or Vice President and Secretary or Assistant Secretary or Treasurer or Assistant Treasurer may be facsimiles.
    Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice that shall set forth the name of the corporation, that the corporation is organized under the laws of the State of Texas, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the corporation’s restated articles of incorporation, these bylaws, any agreement among shareholders or any agreement between shareholders and the corporation.

    Section 2. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the corporation’s books.
    Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the corporation. If the corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.
    The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.
    Section 3. Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten

(10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.
    Section 4. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificated or uncertificated shares of the capital stock of the corporation.

ARTICLE VI
    MISCELLANEOUS PROVISIONS

    Section 1. Offices. Until the Board of Directors otherwise determines, the registered office of the corporation required by the Texas Business Organizations Code to be maintained in the State of Texas shall be the principal place of business of the corporation, but such registered office may be changed from time to time by the Board of Directors in the manner provided by law and need not be identical to the principal place of business of the corporation.
    Section 2. Fiscal Year. The fiscal year of the corporation shall be such as the Board of Directors shall, by resolution, establish.
    Section 3. Seal. The seal of the corporation shall be such as from time to time may be approved by the Board of Directors.
    Section 4. Notice and Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of these bylaws, said notice shall be deemed to be sufficient if given (a) by depositing the same in a post office box in a sealed postpaid wrapper addressed to the person thereto at his or her post office address, as it appears on the books of the corporation, (b) by transmitting to a facsimile number provided by the shareholder for the purpose of receiving notice, (c) by transmitting to an electronic mail address provided by the shareholder for the purpose of receiving notice, or (d) by posting on an electronic network and sending a message to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of a posting; and such notice shall be deemed to have been given on the day of such mailing, transmission or posting. A waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
    Section 5. Resignations. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, Chief Executive Officer, President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.
    Section 6. Securities of Other Corporation. The Chair of the Board, the Chief Executive Officer, the President or any Vice President of the corporation shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.
    Section 7. Interested Directors and Officers. An otherwise valid contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation or other entity in which one or more of its directors or officers are directors or officers or have a financial interest, shall be valid notwithstanding whether the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, and notwithstanding whether his or her or their votes are counted for such purpose, if:
    (a)    The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
    (b)    The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or
    (c)    The contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.
    Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

ARTICLE VII
    AMENDMENTS

    Bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote thereon at any annual meeting, or at any special meeting if notice of the proposed amendment is contained in the notice of said special meeting, or by the affirmative vote of a majority of the full Board of Directors at any regular or special meeting, provided notice of said proposed amendment is contained in the notice of the meeting.

ARTICLE VIII
FORUM FOR ADJUDICATION OF DISPUTES

    Section 1. Exclusive Forum. Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any of the filing, adjudication and trial of (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of the corporation to the corporation or the corporation’s shareholders, including any claim alleging a conspiracy to breach a fiduciary duty, knowing participation in a breach of a fiduciary duty or aiding and abetting a breach of fiduciary duty, (iii) any action asserting a claim against the corporation or any current or former director or officer or other employee of the corporation arising pursuant to any provision of the TBOC or the certificate of formation or these bylaws (in each case, as they may be amended from time to time), (iv) any action asserting a claim related to or involving the corporation that is governed by the internal affairs doctrine, or (v) any action asserting an “internal entity claim” as that term is defined in Section 2.115 of the TBOC, shall be the United States District Court for the Southern District of Texas (“the Federal Court”), provided that if the Federal Court determines that it lacks jurisdiction, the Texas Business Court in the Eleventh Business Court Division (“Business Court”) of the State of Texas, or if the Business Court lacks jurisdiction, the state district court of Harris County, Texas. For the avoidance of doubt, this Section shall not apply to any direct claims under the Securities Act of 1933, as amended, or the 1934 Act.

    Section 2. Jury Trial Waiver. Unless the corporation consents in writing to a jury trial, the corporation and each shareholder, director, and officer of the corporation hereby irrevocably and unconditionally waive any right that the corporation or such person may have to a trial by jury in any legal action, proceeding, cause of action, counterclaim, cross-claim or third-party claim arising out of or relating to any “internal entity claim” as that term is defined in Section 2.115 of the TBOC, and each shareholder agrees that such shareholder’s holding or acquisition of shares of stock of the corporation or, to the extent permitted by law, options or rights to acquire shares of stock of the corporation following the adoption of these bylaws constitutes such shareholder’s intentional and knowing waiver of any right to trial by jury with respect to such claims.